                                                                     Exhibit 9.1

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

            VOTING AGREEMENT (this "Agreement"), dated as of December 17, 2001, among the undersigned stockholders (the "Stockholders") of PeoplePC Inc., a Delaware corporation (the "Company"), and SOFTBANK Capital Partners LP ("SOFTBANK Capital"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meaning assigned to such terms in the Stock Purchase Agreement (as defined below).

            WHEREAS, contemporaneously with the execution of this Agreement, the Company and SOFTBANK Capital have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), providing for, among other things, the sale by the Company and the purchase by SOFTBANK Capital and certain affiliated or designated investors of an aggregate of 6,400,000 shares of the Company's Series B Preferred Stock, par value $0.0001 per share ("Series B Stock").

            WHEREAS, the Stock Purchase Agreement contemplates that within 30 calendar days of the consummation of the sale and purchase of the shares of Series B Stock under the Stock Purchase Agreement the Company will file a proxy statement with the Securities and Exchange Commission (the "SEC") relating to, and the Stock Purchase Agreement provides that the board of directors of the Company (the "Board") will call, a special meeting (the "Special Meeting") of the stockholders of the Company at which such special meeting the Board will submit to such stockholders a proposal that such stockholders authorize and approve (i) the issuance (the "Issuance") of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), upon the conversion of shares of the Series B Stock and (ii) an amendment to the Company's 2000 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by a certain number of shares that, when added to the shares currently reserved for issuance thereunder, shall equal 20% of the sum of (A) the aggregate number of outstanding shares of Common Stock immediately following the Closing Date, (B) the aggregate number of shares of Common Stock reserved for issuance upon the exercise of options or other rights to purchase shares of Common Stock that are outstanding as of the Closing, and (C) the aggregate number of shares of Common Stock issuable upon conversion of the Series B Stock (the exact number of shares to be determined prior to the filing of the proxy statement with the SEC) (the "Stock Plan Amendment"); and

            WHEREAS, as an inducement to SOFTBANK Capital's willingness to enter into the Stock Purchase Agreement and the transactions contemplated thereby, the Stockholders wish to agree (i) to deliver to SOFTBANK Capital an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other such shares of capital stock of the Company so as to authorize and approve the Issuance and the Stock Plan Amendment and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Special Meeting.

            NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1. Representations of Stockholders. Each of the Stockholders represents and warrants to SOFTBANK Capital that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and of record each of the shares of Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "Shares") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Stock Purchase Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of the Company and there are no Voting trusts or Voting agreements with respect to such Shares, except as disclosed on Exhibit A hereto,
(b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder, (d) this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles), (e) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any court, tribunal, governmental agency or authority, in connection with the execution and delivery of this Agreement by such Stockholder, and (f) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments.

            2. Voting Agreement.

               (a) Each of the Stockholders agrees to Vote such Stockholder's Shares (i) in favor of authorization and approval of the Issuance and the Stock Plan Amendment at the Special Meeting at which such matters are considered and at every adjournment or postponement thereof, and (ii) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Issuance or inhibit the timely consummation thereof. Each of the Stockholders further agrees, at SOFTBANK Capital's request, to deliver to SOFTBANK Capital an irrevocable proxy substantially in the form of

Exhibit B hereto (each, a "Proxy"). The Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "Vote" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action. "Voting" shall have a correlative meaning.

                  (b) SOFTBANK Capital and, if applicable, its designees agree to Vote such Stockholder's Shares subject to any Proxy, as well as any shares of capital stock beneficially owned by SOFTBANK Capital (to the extent such shares of capital stock have the right to Vote at the Special Meeting) (i) in favor of authorization and approval of the Issuance and the Stock Plan Amendment at the Special Meeting at which such matters are considered and at every adjournment or postponement thereof, and (ii) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Issuance and the Stock Plan Amendment or inhibit the timely consummation thereof.

            3. No Voting Trusts. Each of the Stockholders agrees that it will not, nor will it permit any entity under its control to, deposit any of its Shares or New Shares (as defined in Section 7 hereof) in a Voting trust or subject any of its Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with SOFTBANK Capital.

            4. No Proxy Solicitations. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to or in competition with the consummation of authorization and approval of the Issuance and the Stock Plan Amendment by the stockholders of the Company or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage such authorization and approval of the Issuance or inhibit the timely consummation of such authorization and approval of the Issuance in accordance with the terms of the Stock Purchase Agreement, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of such authorization and approval of the Issuance and the Stock Plan Amendment, or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of such authorization and approval of the Issuance and the Stock Plan Amendment; provided, that the foregoing shall not restrict any director of the Company from taking any action in such director's capacity as such, that such director reasonably believes after consultation with legal counsel is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

            5. No Limitation on Discretion as Director. Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of any of the Stockholders with respect to any action to be taken (or omitted) by such Stockholder in the Stockholder's fiduciary capacity as a director or officer of the Company; provided, however, it is agreed and understood by the parties to this Agreement that the obligations, covenants and agreements of such Stockholder contained in this Agreement are separate and apart from the Stockholder's fiduciary duties as a director or officer of the Company and no fiduciary obligations that Stockholder may have as a director or officer of the Company shall countermand the obligations, covenants and agreements of Stockholder, in his capacity as a stockholder of the Company, contained in this Agreement.

            6. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares or New Shares (as defined in Section 7).

            7. Additional Purchases. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of Common Stock after the execution of this Agreement ("New Shares"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of Common Stock other than the Shares, unless such Stockholder votes such shares as provided in Section 2 and agrees to deliver to SOFTBANK Capital immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

            8. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

            9. Entire Agreement; Amendment; Waiver. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            10. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to SOFTBANK Capital:

                           SOFTBANK Capital Partners LP
                           10 Langley Road, Suite 403
                           Newton Center, Massachusetts 02169
                           Attention:  Administrative Member
                           Facsimile:  (617) 928-9301

                  With a copy, which shall not constitute notice, to:

                           Sullivan & Cromwell
                           1870 Embarcadero Road
                           Palo Alto, California 94303
                           Attention:  John L. Savva
                           Facsimile:  (650) 461-5700

                  If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

                  With a copy to:

                           People PC, Inc.,
                           100 Pine Street, Suite 1100
                           San Francisco, California 94111
                           Attention:  General Counsel
                           Facsimile:  (415) 901-2480

                  With a copy, which shall not constitute notice, to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Mark A. Bertelsen
                                        Don S. Williams
                           Facsimile:  (650) 493-6811

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

            11. Miscellaneous.

                  (a) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THAT WOULD OTHERWISE APPLY THEREUNDER.

                  (b) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. (d) Termination. This Agreement shall terminate upon the earliest to occur of (i) the date on which the Issuance and the Stock Plan Amendment are effected, (ii) the termination of the Stock Purchase Agreement and (iii) the date specified in a written agreement duly executed and delivered by SOFTBANK Capital and each of the Stockholders.

                  (e) Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                  (f) Headings; Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (g) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SOFTBANK CAPITAL PARTNERS LP

By:      SOFTBANK CAPITAL PARTNERS LP
           its General Partner

By:      ________________________________
         Name:    Steven J. Murray
         Title:   Administrative Member


THE STOCKHOLDERS:

SOFTBANK TECHNOLOGY VENTURES IV LP

By:      SOFTBANK Technology Ventures IV LLC

By:      ________________________________
Name:    ________________________________
Title:   ________________________________

Attention:  Bradley A. Feld
100 Superior Plaza Way, Suite 200
Superior, CO 90027
(fax) 303-494-7642


SOFTBANK TECHNOLOGY ADVISORS FUND LP

By:      SOFTBANK Technology Ventures IV LLC

By:      ________________________________
Name:    ________________________________
Title:   ________________________________

Attention:  Bradley A. Feld
100 Superior Plaza Way, Suite 200
Superior, CO 90027
(fax) 303-494-7642

                    [Signature Page to the Voting Agreement]

NICK GROUF

--------------------------------

100 Pine Street, Suite 1100
San Francisco, California 94111
Facsimile:  (415) 901-2480


MAX METRAL

--------------------------------

100 Pine Street, Suite 1100
San Francisco, California 94111
Facsimile:  (415) 901-2480


DAVID WAXMAN

--------------------------------

100 Pine Street, Suite 1100
San Francisco, California 94111
Facsimile:  (415) 901-2480

                                                                     (EXHIBIT A)

                                   THE COMPANY
                              LIST OF STOCKHOLDERS

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

SOFTBANK Technology Ventures IV LP                                 17,642,350
SOFTBANK Technology Advisors Fund LP                                 334,654

SOFTBANK Capital Partners LP                                       11,555,165
SOFTBANK Capital LP                                                11,356,527
SOFTBANK Capital Advisors Fund LP                                    317,510

Nick Grouf                                                         19,821,334

David Waxman                                                        3,220,000

Max Metral                                                          5,180,000

                                                                     (EXHIBIT B)

                                  FORM OF PROXY

            The undersigned, for consideration received, hereby appoints [insert names of SOFTBANK Capital designees] and each of them the undersigned's proxies, with power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of PeoplePC Inc., a Delaware corporation (the "Company"), owned by the undersigned (the "Shares") as of the date hereof at the special meeting of the holders of Common Stock of the Company to be held as soon as practicable after the date hereof and at any adjournment or postponement thereof FOR authorization and approval of (A) the issuance (the "Issuance") of shares of the Company's Common Stock upon the conversion of shares of the Company's Series B Preferred Stock, par value $0.0001 per share, and (B) and
(ii) an amendment to the Company's 2000 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by a certain number of shares that, when added to the shares currently reserved for issuance thereunder, shall equal 20% of the sum of (A) the aggregate number of outstanding shares of Common Stock immediately following the Closing Date, (B) the aggregate number of shares of Common Stock reserved for issuance upon the exercise of options or other rights to purchase shares of Common Stock that are outstanding as of the Closing, and (C) the aggregate number of shares of Common Stock issuable upon conversion of the Series B Stock (the exact number of shares to be determined prior to the filing of the proxy statement with the SEC) (the "Stock Plan Amendment") and AGAINST any action or agreement that would compete with, impede, interfere with or tend to discourage such authorization and approval of the Issuance or Stock Plan Amendment or inhibit the timely consummation of such authorization and approval of the Issuance or Stock Plan Amendment, and (ii) to withhold consents with respect to such Shares for any action or agreement that would compete with, impede, interfere with or tend to discourage such authorization and approval of the Issuance or Stock Plan Amendment or inhibit the timely consummation of the authorization and approval of the Issuance or Stock Plan Amendment. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of December 14, 2001, among certain stockholders of the Company, including the undersigned, and SOFTBANK Capital, terminates in accordance with its terms.

                                            Dated                     , 2001
                                                  --------------- ----


                                            --------------------------------
                                               (Signature of Stockholder)


                                            --------------------------------
                                               (Signature of Stockholder)


                                            --------------------------------
                                               [others]